As filed with the Securities and Exchange Commission on October 15, 1998
                                                  Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                     Pacific Sunwear of California, Inc.
           (Exact name of registrant as specified in its charter)
                             ___________________

            California                              95-3759463
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                          5200 East La Palma Avenue
                          Anaheim, California 92807
                               (714) 693-8066
        (Address and telephone number of principal executive offices)
                             ___________________

                     Pacific Sunwear of California, Inc.
                 Amended and Restated 1992 Stock Award Plan
                          (Full title of the plan)
                             ___________________

                   Greg H. Weaver, Chief Executive Officer
                     Pacific Sunwear of California, Inc.
                          5200 East La Palma Avenue
                          Anaheim, California 92807
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (714) 693-8066
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE
                                Proposed   Proposed
      Title of                  maximum    maximum
      securities    Amount      offering   aggregate           Amount of
      to be         to be       price      offering            registration
      registered    registered  per unit   price               fee


      Common Stock  600,000(1)  $22.22(2)  $13,332,000(2)      $3,933(2)
      $.01 par      shares
      value


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares which by reason of certain events specified in the Pacific Sunwear of California, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 9, 1998, as reported on the Nasdaq National Market System and published in the Western Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page 6.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents of Pacific Sunwear of California, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

(a) The Company's Registration Statements on Forms S-8 relating to the Plan (File Nos. 33-65412, 33-88114, 33-97512, and
     333-34677) filed with the Commission on July 2, 1993, December 30, 1994, September 28, 1995, and August 29,
     1996, respectively.

Item 8.  Exhibits

          See the attached Exhibit Index on page 6.




                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on October 12, 1998.



                              By:  /s/ Greg H. Weaver
                                 Greg H. Weaver,
                                 Chairman of the Board and
                                 Chief Executive Officer



                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Greg H. Weaver and Carl W. Womack, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                Title                         Date

/s/ Greg H. Weaver       Chairman of the Board           October 12, 1998
Greg H. Weaver           and Chief Executive
                         Officer (Principal
                         Executive Officer)

/s/ Carl W. Womack       Senior Vice President           October 12, 1998
Car. W. Womack           Chief Financial Officer and
                         Secretary (Principal
                         Financial and Accounting Officer)

                         Director
Pearson Cummin III

/s/ Peter L. Harris      Director                        October 12, 1998
Peter L. Harris

/s/ Julius Jensen III    Director                        October 12, 1998
Julius Jensen III

/s/ Richard Lyons        Director                        October 12, 1998
Richard Lyons

                         Director
Sally Frame Kasaks

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit


4.        Pacific Sunwear of California, Inc. Amended and
          Restated 1992 Stock Award Plan (Composite Plan
          Document Reflecting May 1998 Amendment to the
          Plan and June 8, 1998 Stock Split).

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2      Consent of Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this
          Registration Statement under "Signatures").